Exhibit 99.1

Vigil Neuroscience Reports First Quarter 2024 Financial Results and Provides Business Update

– Enrollment completed for Phase 2 trial evaluating iluzanebart in ALSP; Next data readout planned for Q3 2024 –

– Phase 1 healthy volunteer trial evaluating VG-3927 for Alzheimer’s disease ongoing; Interim data analysis on track for mid-2024 –

WATERTOWN, Mass., May 7, 2024 (GLOBE NEWSWIRE) — Vigil Neuroscience, Inc. (Nasdaq: VIGL), a clinical-stage biotechnology company committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, today announced financial results for the first quarter ended March 31, 2024, and provided an update on recent progress.

“During the quarter, we continued to progress iluzanebart, our monoclonal antibody, and VG-3927, our oral small molecule, through development and are well-positioned to deliver two value-driving data readouts from our clinical programs in 2024,” said Ivana Magovčević-Liebisch, Ph.D., J.D., President and Chief Executive Officer of Vigil. “These data will deliver important insights on TREM2 agonism in rare and common neurodegenerative diseases and will further support our commitment and mission to address the treatment needs for patients as quickly as possible.”

Recent Updates and Anticipated Milestones

Iluzanebart, Monoclonal Antibody TREM2 Agonist

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Completed enrollment for Phase 2 IGNITE clinical trial: The Company completed enrollment of its IGNITE Phase 2 clinical trial in March 2024 with 20 patients enrolled in the trial, exceeding the initially planned 15 patients.

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Presented key findings from ALSP studies at 2024 American Academy of Neurology Annual Meeting: Interim data from the first six patients following six months of treatment with 20 mg/kg of iluzanebart from the Company’s Phase 2 IGNITE proof-of-concept clinical trial in adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP) were presented in an oral presentation. In addition, two posters highlighting the ILLUMINATE Natural History Study of ALSP and the mechanism of action for iluzanebart were also presented. The posters and presentation can be accessed on the publications page of the Company’s website.

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Next data readout from Phase 2 IGNITE clinical trial on track for third quarter of 2024: The Company is on track to report additional data from its Phase 2 clinical trial evaluating iluzanebart in ALSP in the third quarter of 2024. The analysis will include 12-month follow-up data from patients in the 20 mg/kg dose cohort and data from patients in the 40 mg/kg dose cohort who have completed 6 months.

VG-3927, Small Molecule TREM2 Agonist

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Interim healthy volunteer data from Phase 1 clinical trial planned for mid-2024: The Company plans to report interim healthy volunteer data from the Phase 1 clinical trial evaluating VG-3927 for the treatment of Alzheimer’s disease (AD) in mid-2024. The Company plans to add a cohort of patients with AD in the Phase 1 trial to explore a biomarker response of VG-3927. The cohort will include genetically defined subpopulations of AD, including those who carry TREM2 and other variants. The Company will use these data to inform patient selection and the development strategy for its subsequent, larger trials in AD.

Corporate

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Appointment of biotech industry executive Petra Kaufmann, M.D., M.S., F.A.A.N, as Chief Medical Officer: The Company recently announced the appointment of Petra Kaufmann, M.D., M.S., F.A.A.N, as Chief Medical Officer. Dr. Kaufmann brings over 25 years of expertise in neurological and rare diseases and a track record of global drug development in transformative and innovative therapies.

First Quarter 2024 Financial Results

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Cash Position: Cash, cash equivalents, and marketable securities were $101.6 million as of March 31, 2024, compared to $117.9 million as of December 31, 2023. The Company expects its cash, cash equivalents and marketable securities to fund its operational plans into the second half of 2025.

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Research and Development (R&D) Expenses: R&D expenses for the first quarter ended March 31, 2024 were $14.3 million, compared to $13.8 million for the same period in 2023. This increase was driven by increased operational costs to support the progression of the Company’s pipeline.

•	General and Administrative (G&A) Expenses: G&A expenses for the first quarter ended March 31, 2024 were $7.1 million, which is consistent with the $6.9 million for the same period in 2023.

•	Net Loss: Loss from operations for the first quarter ended March 31, 2024 were $19.9 million, compared to $19.8 million for the same period in 2023.

About Vigil Neuroscience

Vigil Neuroscience is a clinical-stage biotechnology company focused on developing treatments for both rare and common neurodegenerative diseases by restoring the vigilance of microglia, the sentinel immune cells of the brain. Vigil is utilizing the tools of modern neuroscience drug development across multiple therapeutic modalities in its efforts to develop precision-based therapies to improve the lives of patients and their families. Iluzanebart, Vigil’s lead clinical candidate, is a fully human monoclonal antibody agonist targeting human triggering receptor expressed on myeloid cells 2 (TREM2) in people with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP), a rare and fatal neurodegenerative disease. Vigil is also developing VG-3927, a novel small molecule TREM2 agonist, to treat common neurodegenerative diseases associated with microglial dysfunction, with an initial focus on Alzheimer’s disease (AD) in genetically defined subpopulations.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” of Vigil Neuroscience (“Vigil” or the “Company”) that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied statements regarding: the Company’s strategy, business plans and focus; the progress and timing of the clinical development of Vigil’s programs, including the availability of, and expected timing for reporting, data from both the IGNITE Phase 2 clinical trial and the VG-3927 Phase 1 clinical trial; beliefs about observations made analyzing preclinical study and clinical trial data to date; and the expectation that the Company’s cash runway will be sufficient into the second half of 2025. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to uncertainties inherent in the development of product candidates, including the conduct of research activities and the conduct of clinical trials; uncertainties as to the availability and timing of results and data from clinical trials; whether results from prior preclinical studies and clinical trials will be predictive of the results of subsequent preclinical studies and clinical trials; the timing and content of additional regulatory information from the FDA; the Company’s ability to work with the FDA to successfully remove the partial clinical hold on VG-3927; whether Vigil’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s Annual Report on Form 10-K for the year ended December 31, 2023, its upcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and any subsequent filings Vigil makes with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Vigil undertakes no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

Internet Posting of Information

Vigil Neuroscience routinely posts information that may be important to investors in the ‘Investors’ section of its website at https://www.vigilneuro.com. The company encourages investors and potential investors to consult our website regularly for important information about Vigil Neuroscience.

VIGIL NEUROSCIENCE, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Operating expenses:
Research and development	$14,326	$13,834
General and administrative	7,089	6,941

Total operating expenses	21,415	20,775

Loss from operations	(21,415)	(20,775)

Other income (expense):
Interest income, net	1,477	985
Other income (expense), net	(2)	(5)

Total other income, net	1,475	980

Net loss	$(19,940)	$(19,795)

Net loss per share attributable to common stockholders, basic and diluted	$(0.50)	$(0.51)

Weighted - average common shares outstanding, basic and diluted	39,864,111	38,546,012

VIGIL NEUROSCIENCE, INC.

Selected Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2024	December 31, 2023
Cash, cash equivalents, and marketable securities	$101,645	$117,940
Total assets	125,078	140,858
Total liabilities	21,296	24,606
Total stockholders’ equity	103,782	116,252

Investor Contact:

Leah Gibson

Vice President, Investor Relations & Corporate Communications

Vigil Neuroscience, Inc.

lgibson@vigilneuro.com

Media Contact:

Megan McGrath

MacDougall Advisors

mmcgrath@macdougall.bio

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